Exhibit 99
Cohen Bros. & Company Annual Investors Conference William J. Ryan Chairman, President and CEO March 14, 2006

Note on Forward-Looking Information This presentation contains certain forward-looking statements with respect to the financial condition, results of operations and business of TD Banknorth. Words such as "expect", "feel", "believe", "will", "may", "anticipate", "plan", "estimate", "intend", "should" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting TD Banknorth's operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access TD Banknorth's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding TD Banknorth, including information which could affect TD Banknorth's forward-looking statements. TD Banknorth does not undertake any obligation to update these forward- looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Who is TD Banknorth? Headquartered in Portland, Maine Majority-owned subsidiary of TD Bank Financial Group (TD) 9,000+ employees Over $40 billion in assets as of 1/31/06 More than 1.5 million households throughout New England New York, New Jersey and Pennsylvania Diversified loan and deposit base with emphasis on retail and commercial banking, investments and insurance Community-banking model based on local decision-making and superior service Poised for continued growth

A Quick History Went public in 1986 Acquired our first bank outside of Maine in 1989 Grown from $2 billion in assets in 1991 to over $40 billion today Best Managed Bank in America - Forbes magazine, January 2004 Named 25th on Business Ethics magazine's list of the Top 100 Corporate Citizens in 2005 51% ownership share sold to Toronto Dominion Bank Financial Group in March 2005 Moved into the Mid-Atlantic region with the acquisition of Hudson United in January 2006

Solid Financial Services Franchise in the Northeast 600 branches and more than 740 ATMs 30 Wealth Management offices 25 Banknorth Insurance Agency offices 70 Bancnorth Investment Group offices* *Based on number of reps. housed in the branches as well as in centralized locations. In association with Bancnorth Investment Group Inc., a subsidiary of PrimeVest Financial Services, Inc.

Community Banking Model Local decision-making authority and local loan authority; Superior local service; Target both the middle/small business commercial market and consumer market; Deposit gathering focused on core deposits; Cross sell additional services including insurance and investments.

Benefits of Being Part of TD TD Banknorth shareholders received a premium for 51% of their shares in March of 2005. TD is paying for approximately half of the cost to acquire the naming rights to the TD Banknorth Garden. TD paid a premium for approximately 29.6 million shares to assist in the financing of Hudson United. TD Guaranteed $229 million of sub debt saving TD Banknorth approximately $400 thousand annually. TD's expertise in strategic sourcing.

Consistently Strong Performance 10 consecutive years of cash operating EPS growth; Strong profitability* 29% cash ROE 1.6% cash ROA 51% cash efficiency ratio Consistent, strong core loan and deposit growth; Low-risk fee income growth with emphasis on loan and deposit fees, investment and insurance agency revenue; Superior asset quality. * As of 12/31/05.

Strong Loan & Deposit Growth Loans 2001 12.7 2002 14.1 2003 16.3 2004 18.6 2005 20.12 2005 5-yr. CAGR 13.2% Loans $ Billions Deposits 2001 14.2 2002 15.7 2003 17.9 2004 19.2 2005 20.3 2005 5-yr. CAGR 10.9% Deposits $ Billions 7.97% 6.69% 5.29% 5.65% 3.51% 2.05% 1.08% 1.34% Loan and Lease Yields Interest-Bearing Deposit Rates 5.86% 1.46%

Noninterest Income Growth and Improved Efficiency Other income 2001 242.7 2002 279.1 2003 332.7 2004 353.7 2005 400 2005 5-yr. CAGR 11.6% Noninterest income (excluding securities gains/(losses) $ Millions Efficiency ratio 2001 52.19 2002 52.48 2003 50.94 2004 50.38 2005 51.25 Cash efficiency ratio % Cash Efficiency Ratio excludes securities gains/(losses), merger and consolidation costs, prepayment penalties on borrowings, and amortization of intangible assets.

Strong Asset Quality Total Assets 2001 0.0039 2002 0.0029 2003 0.0024 2004 0.0028 2005 0.0019 NPA's as a % of Total Assets Average Loans 2001 0.0033 2002 0.0029 2003 0.0024 2004 0.0021 2005 0.0022 Net charge-offs as a % of Avg. Loans

Solid Earnings Growth Net Income 2001 266 2002 312 2003 362 2004 402 2005 439 Cash Operating Earnings* $ Millions 2005 5-yr. CAGR 10.5% * Earnings excluding merger and consolidation costs, securities losses associated with deleveraging/restructuring, change in unrealized loss on derivatives, amortization of intangibles, and cumulative effect of change in accounting principle, net of tax. For a reconciliation of GAAP to cash operating earnings, please see the Reconciliation Table on page 19.

2001 2002 2003 2004 2005 Excl. Merger/Consolidation Costs 1.88 2.09 2.21 2.31 2.48 GAAP 1.68 1.99 2.15 1.75 1.55 Cash Operating Earnings* GAAP * Earnings excluding merger and consolidation costs, securities losses associated with deleveraging/restructuring, change in unrealized loss on derivatives, amortization of intangibles, and cumulative effect of change in accounting principle, net of tax. For a reconciliation of GAAP to cash operating earnings, please see the Reconciliation Table on page 19. EPS Growth Per Diluted Share

5 Year Stock Price 5 Year Stock Price Banknorth shareholders who owned BNK on 8/24/04 (the day before the transaction with TD was announced) have seen their combined holdings increase approximately 29% through 3/3/06 while the KBW Bank Index has increased apx. 8%.

History of Successful Acquisitions Acquisitions are a core competency TD Banknorth utilizes a disciplined and conservative acquisition model Acquisitions must be accretive in the first full year All acquisitions have met or exceeded financial targets Completed 26 acquisitions since 1987 12 acquisitions completed since 2000 in higher growth markets outside of northern New England 12 insurance agency acquisitions since 1997. Same integration team has been working together for the past 15 years Hudson United conversion planned for mid May

What Differentiates TD Banknorth? Strong management team with a proven track record. Do what we say we'll do. Access to capital to implement growth strategy as part of TD. Superior asset quality. Securities represent a decreasing percentage of total assets. Well-positioned for both organic and acquisition growth in higher growth markets in the Northeast.

Current Environment The current operating environment is very challenging for banks due to: Inverted yield curve Intense competition for loans and deposits The first quarter is typically slow for our customers in New England and we have seen a high degree of seasonality year to date. The Hudson United integration is going well, but has delayed some planned initiatives in our existing footprint. Given the above, we believe the current Thomson First Call consensus estimate of $0.60 for the first quarter is too high. Although it's too early to predict with any degree of certainty, we believe our first quarter earnings will be in the $0.55 - $0.60 range. The annual impact should be partially offset by expense reductions in future quarters. Detailed results for the quarter will be discussed on our earnings call on April 26, 2006.

Questions & Answers

This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company's management uses these non-GAAP measures in its analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of "cash basis" performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties incurred in connection with deleveraging strategies. Because these items and their impact on the Company's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. We used the method of purchase accounting to account for TD Bank Financial Group's acquisition of a majority interest in us on March 1, 2005. To most accurately reflect the application of purchase accounting, we use the term "predecessor" to refer to the results of Banknorth Group, Inc., the predecessor entity to TD Banknorth Inc., at the dates and for the periods ending on or prior to February 28, 2005, which are based on historical accounting, and the term "successor" to refer to the results of TD Banknorth Inc. at the dates and for the periods beginning on or after March 1, 2005, which are based on the application of purchase accounting. To assist in the comparability of our financial results and to make it easier to discuss and understand these results, the financial information discussed herein and presented in the accompanying financial statements combine the "predecessor period" January 1, 2005 to February 28, 2005 with the applicable "successor period" thereafter. Due to the application of purchase accounting as of March 1, 2005, results for the combined periods may not be comparable to the results for the respective predecessor periods. Note on Non-GAAP Financial Information

TD Banknorth Inc. and Subsidiaries Reconciliation Table - Non-GAAP Financial Information